AMENDMENT NO. 2
                                          to
                            CONTINGENT SEVERANCE AGREEMENT

               AMENDMENT NO. 2, dated effective as of October _____, 1995, to the Contingent Severance Agreement (the "Agreement"), dated as of October 19, 1992, by and between the Bank of Gonzales, a Louisiana bank (the "Bank"), and David M. Warrington (the "Executive").

               WHEREAS, the Bank and Executive entered into the Agreement, as amended by Amendment No. 1 dated effective as of January 20, 1995, and desire to amend certain terms and conditions of the Agreement as provided herein;

               NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties agree as follows:

               A. Section 2 of the Agreement is hereby amended and restated in its entirety to read as follows:

                    2. Term. This Agreement shall terminate on the earlier of (i) February 1, 1998 or (ii) the date that the Executive ceases to be an employee of the Bank at any time prior to an Announcement Date.

               B. Except as specifically amended by this Amendment, each provision of the Agreement shall remain in full force and effect.

               C. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.

               D. This Amendment may be executed by the parties in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the day and year first above written.

                                             BANK OF GONZALES


                                             By:

                                                  Name:
                                                  Title:



                                                 David M. Warrington